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                                                                   EXHIBIT 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 1, 1997, included in BB&T Corporation's Form 8-K dated August 15, 1997, and to all references to our firm included in this registration statement. Our report dated January 14, 1997, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.





                        /s/         ARTHUR ANDERSEN LLP
                                      ----------------------------------------
Charlotte, North Carolina,

January 12, 1998.